EXHIBIT 99.1

                    PRESS RELEASE OF NORTHWEST BANCORP, INC.

                                                                    Exhibit 99.1
                                EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:   William J. Wagner, President and Chief Executive Officer
           (814) 726-2140
           William W. Harvey, Jr., Senior Vice President and Chief Financial Officer (814) 726-2140

       Northwest Bancorp, Inc. Announces Quarterly Earnings and Increased
                              Dividend Declaration

Warren, Pennsylvania October 23, 2006

Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended September 30, 2006 of $12.9 million, or $0.26 per diluted share. This represents a decrease of $1.1 million, or 8.3%, over the same quarter last year when net income was $14.0 million, or $0.27 per diluted share. This decrease resulted primarily from a reduction in net interest income of $1.4 million, or 3.1%, and an increase in operating expense of $2.8 million, or 8.7%. Offsetting these decreases to net income was a $1.7 million, or 17.7%, increase in noninterest income.

Net interest income decreased as a result of increases in short-term interest rates and a corresponding flattening of the yield curve. Operating expenses increased primarily as a result of the addition of new personnel associated with the expansion of the Company's commercial lines of business. Noninterest income increased primarily as a result of an increase in the fees received from deposit and investment management and trust services.

The Company also noted that net interest income continued to be negatively impacted by the December 2005 issuance of $100 million of trust preferred securities, the proceeds from which are currently invested at a negative spread. These securities were issued to replace trust preferred securities that were issued by the Company in 2001 and will be called in December 2006. The securities to be called carry interest rates that are significantly higher than current market rates.

In comparing this quarter to the quarter ended June 30, 2006, the Company noted that net income decreased $170,000, or 1.3%.

The annualized returns on average shareholders' equity and average assets for the current quarter were 8.53% and 0.79%, respectively, compared to 9.58% and 0.89% for the same quarter last year.

Net income for the nine-month period ended September 30, 2006 of $41.7 million, or $0.83 per diluted share, represents a decrease of $226,000, or less than 1% compared to net income of $41.9 million, or $0.82 per diluted share, for the nine-month period ended September 30, 2005. Included in the current nine-month period is a gain on sale of the education loan portfolio of $4.1 million, or approximately $2.5 million after tax.

The annualized returns on average shareholders' equity and average assets were 9.34% and 0.85%, respectively, for the current nine-month period compared to 9.73% and 0.88% for the prior-year period.

                                                                    Exhibit 99.1

In making this announcement, William J. Wagner, President and CEO, noted, "The challenge of a prolonged flattening of the yield curve continues to negatively impact our net interest income. However, we remain focused on changing the mix of our assets and liabilities in an attempt to provide a wider net interest margin and more fee income. In this regard, we have added a significant number of new production personnel, which has increased our operating expense. Short-term, this change in strategic focus has had a negative impact on earnings. From a long-term perspective, we anticipate that this change will improve our earnings and make our Company less vulnerable to fluctuations in interest rates."

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share, an increase of $0.02 per share, or 11.1%, over the dividend of $0.18 per share paid in the previous quarter. The dividend will be paid on November 16, 2006 to shareholders of record as of November 2, 2006. This is the second consecutive quarter that the Company has increased its dividend and the third increase during the last twelve months.

Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 158 community banking locations in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering all lines of retail and business banking products as well as investment management and trust services. The Company also operates 51 consumer finance offices in Pennsylvania and New York through its subsidiary, Northwest Consumer Discount Company.

Northwest Bancorp, Inc.'s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.

--------------------------------------------------------------------------------
In addition to historical information, this release may contain certain forward-looking statements that are based on assumptions and information currently available to management. These forward-looking statements are subject to various risks and uncertainties including, but not limited to, economic, regulatory, competitive and other factors affecting the Company and its operations. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results may materially differ from those expressed or implied. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

                    Northwest Bancorp, Inc. and Subsidiaries
                 Consolidated Statements of Financial Condition
                (Dollars in thousands, except per share amounts)



                                                                                       September 30,                 December 31,
                                            Assets                                          2006                         2005
----------------------------------------------------------------------------------  -----------------------------------------------
Cash and cash equivalents                                                           $      93,681                         83,685
Interest-earning deposits in other financial institutions                                  22,866                         67,243
Federal funds sold and other short-term investments                                         5,084                          1,164
Marketable securities available-for-sale (amortized cost of $810,857 and $616,792)        805,832                        613,836
Marketable securities held-to-maturity (market value of $764,936 and $636,507)            762,183                        634,258
                                                                                    -------------                  -------------
     Total cash, interest-earning deposits and marketable securities                    1,689,646                      1,400,186

Loans held for sale                                                                        22,902                          2,272
Mortgage loans - one- to four- family                                                   2,382,367                      2,764,833
Commercial real estate loans                                                              680,121                        577,130
Consumer loans                                                                          1,126,750                      1,160,930
Commercial business loans                                                                 204,703                        150,515
                                                                                    -------------                  --------------
            Total loans receivable                                                      4,416,843                      4,655,680
Allowance for loan losses                                                                (37,297)                       (33,411)
                                                                                    -------------                  -------------
            Loans receivable, net                                                       4,379,546                      4,622,269

Federal Home Loan Bank stock, at cost                                                      33,976                         33,130
Accrued interest receivable                                                                28,379                         25,053
Real estate owed, net                                                                       5,432                          4,872
Premises and Equipment, net                                                               103,426                         96,981
Bank owned life insurance                                                                 109,759                        106,737
Goodwill                                                                                  155,672                        150,485
Mortgage servicing rights                                                                   7,725                          3,357
Other intangible assets                                                                    10,501                         11,477
Other assets                                                                               19,186                         22,760
                                                                                    -------------                  -------------
            Total assets                                                            $   6,543,248                      6,477,307
                                                                                    -------------                  -------------
                                                                                    -------------                  -------------


                             Liabilities and Shareholders' equity
--------------------------------------------------------------------------
Liabilities:
   Noninterest-bearing demand deposits                                              $     314,311                        289,427
   Interest-bearing demand deposits                                                       666,314                        668,235
   Savings deposits                                                                     1,424,625                      1,531,916
   Time deposits                                                                        2,894,384                      2,738,901
                                                                                    -------------                  -------------
     Total deposits                                                                     5,299,634                      5,228,479

   Borrowed funds                                                                         387,179                        417,356
   Advances by borrowers for taxes and insurance                                           14,154                         24,742
   Accrued interest payable                                                                 6,854                          4,387
   Other liabilities                                                                       17,912                         11,529
   Junior subordinated debentures                                                         205,156                        205,156
                                                                                    -------------                  -------------
     Total liabilities                                                                  5,930,889                      5,891,649

Shareholders' equity:
   Preferred stock, $0.10 par value: 50,000,000 shares authorized,
     no shares issued                                                                           -                              -
   Common stock, $0.10 par value: 500,000,000 shares authorized,
     51,128,199 and 51,076,836 issued, respectively                                         5,113                          5,108
   Paid-in-capital                                                                        210,404                        208,132
   Retained earnings                                                                      421,870                        389,985
   Accumulated other comprehensive income:
     Net unrealized loss on securities, net of taxes                                      (2,217)                          (384)
   Treasury stock of 1,016,400 and 766,400 shares, respectively, at cost                 (22,811)                       (17,183)
                                                                                    -------------                  -------------
     Total shareholders' equity                                                           612,359                        585,658
                                                                                    -------------                  -------------
     Total liabilities and shareholders' equity                                     $   6,543,248                      6,477,307
                                                                                    -------------                  -------------
                                                                                    -------------                  -------------

                          Equity to assets                                                  9.36%                          9.04%
                          Book value per share                                             $12.22                         $11.64
                          Closing market price per share                                   $25.50                         $21.26
                          Full time equivalent employees                                    1,760                          1,686
                          Number of banking offices                                           158                            153

                    Northwest Bancorp, Inc. and Subsidiaries
                        Consolidated Statements of Income
                (Dollars in thousands, except per share amounts)


                                                              Three months ended                            Nine months ended
                                                                  September                                   September 30,
                                                        2006                    2005                  2006                  2005
                                                 -------------------     ------------------     ----------------       -------------

Interest income:
  Loans receivable                                 $   72,286                   69,009               212,699                 201,844
  Mortgage-backed securities                            8,442                    5,753                23,503                  18,569
  Taxable investment securities                         8,295                    5,336                23,069                  16,161
  Tax-free investment securities                        3,346                    2,984                 9,654                   9,014
  Interest-earning deposits                               996                      655                 5,158                   2,372
                                                   ----------               ----------            ----------              ----------
     Total interest income                             93,365                   83,737               274,083                 247,960

Interest expense:
  Deposits                                             40,854                   31,594               113,821                  88,347
  Borrowed funds                                        8,550                    6,795                25,657                  20,707
                                                   ----------               ----------            ----------              ----------
     Total interest expense                            49,404                   38,389               139,478                 109,054

     Net interest income                               43,961                   45,348               134,605                 138,906
Provision for loan losses                               2,237                    2,411                 6,403                   7,974
                                                   ----------               ----------            ----------              ----------
     Net interest income after provision
     for loan losses                                   41,724                   42,937               128,202                 130,932

Noninterest income:
  Service charges and fees                              6,829                    5,776                19,414                  14,540
  Trust and other financial services
  income                                                1,296                    1,080                 3,936                   3,259
  Insurance commission income                             616                      648                 1,878                   1,849
  Gain on sale of investments                            338                        -                   338                     381
  Gain/ (loss) on sale of loans, net                     (12)                       75                 3,868                     110
  Gain/ (loss) on sale of real estate
  owned, net                                              508                      487                   632                   1,241
  Income from bank owned life insurance                 1,088                    1,086                 3,239                   3,224
  Other operating income                                  709                      513                 2,239                   1,954
                                                   ----------               ----------            ----------              ----------
   Total noninterest income                            11,372                    9,665                35,544                  26,558

Noninterest expense:
  Compensation and employee benefits                   19,993                     17,4                59,222                  53,779
  Premises and occupancy costs                          5,153                    4,712                15,267                  14,118
  Office operations                                     2,931                    3,016                 9,417                   8,668
  Processing expenses                                   2,910                    2,701                 8,822                   8,257
  Advertising                                             737                      713                 2,024                   2,686
  Amortization of intangible assets                     1,013                      975                 2,955                   3,025
  Other expense                                         2,541                    2,865                 7,671                   7,542
                                                   ----------               ----------            ----------              ----------
     Total noninterest expense                         35,278                   32,455               105,378                  98,075
                                                   ----------               ----------            ----------              ----------

     Income before income taxes                        17,818                   20,147                58,368                  59,415
  Income taxes                                          4,961                    6,126                16,672                  17,493
                                                   ----------               ----------            ----------              ----------

        Net income                                 $   12,857                   14,021                41,696                  41,922
                                                   ----------               ----------            ----------              ----------
                                                   ----------               ----------            ----------              ----------

Basic earnings per share                                $0.26                    $0.28                 $0.84                   $0.83

Diluted earnings per share                              $0.26                    $0.27                 $0.83                   $0.82

Return on average equity                                8.53%                    9.58%                 9.34%                   9.73%
Return on average assets                                0.79%                    0.89%                 0.85%                   0.88%

Basic common shares outstanding                    49,888,893               50,887,516            49,889,432              50,764,103
Diluted common shares outstanding                  50,157,336               51,249,099            50,116,246              51,158,776

                    Northwest Bancorp, Inc. and Subsidiaries
                               Supplementary data
                             (Dollars in thousands)

                                                          Three months                           Nine months
                                                      ended September 30,                    ended September 30,
                                                    2006                2005               2006                2005
                                             ------------------- ---------------  ---------------------- ------------------
Allowance for loan losses
   Beginning balance                              36,680              31,563             33,411              29,628
   Provision                                       2,237               2,411              6,403               7,974
   Charge-offs                                   (2,131)             (1,651)            (5,743)             (5,775)
   Recoveries                                        511                 254              1,244                 750
   Acquisitions                                        -                   -              1,982                   -
                                                 -------             -------            -------             -------
   Ending balance                                 37,297              32,577             37,297              32,577

Net charge-offs to average loans, annualized       0.15%               0.13%               0.14%              0.15%


                                                          September 30,                           December 31,
                                                     2006                2005               2005                2004
                                             ------------------- ---------------   --------------------- ------------------
Non-performing loans                                45,448              38,826             43,016              32,038
Real estate owned, net                               5,432               5,594              4,872               7,274
                                                    ------              ------             ------              ------
Non-performing assets                               50,880              44,420             47,888              39,312


Non-performing loans to total loans                  1.03%               0.86%              0.92%               0.76%

Non-performing assets to total assets                0.78%               0.70%              0.74%               0.62%

Allowance for loan losses to total loans             0.84%               0.72%              0.72%               0.70%

Allowance for loan losses to non-performing loans   82.07%              83.91%             77.70%              92.50%

                              Average Balance Sheet
                             (Dollars in Thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

                                                                         Three Months Ended September 30,
                                                                 2006                                           2005
---------------------------------------------------------------------------------------------------------------------------------
                                                  Average      Interest     Avg.                 Average       Interest     Avg.
                                                 Balance                  Yield/                 Balance                   Yield/
                                                                           Cost                                             Cost
----------------------------------------------------------------------------------------------------------------------------------
ASSETS:
-------
Interest earning assets:
   Loans receivable (a)(b)(c)                $ 4,375,380    $   72,732     6.61%               $ 4,459,732    $   69,408      6.23%
   Mortgage-backed securities (c)            $   694,572    $    8,442     4.86%               $   595,799    $    5,753      3.86%
   Investment securities (c) (d) (e)         $   907,239    $   12,982     5.72%               $   733,009    $    9,711      5.30%
   FHLB stock                                $    34,109    $      460     5.39%               $    33,768    $      216      2.56%
   Other interest earning deposits           $    72,086    $      996     5.41%               $    73,065    $      655      3.51%
                                             -----------    ----------                         -----------    ----------

Total interest earning assets                $ 6,083,386    $   95,612     6.26%               $ 5,895,373    $   85,743      5.82%

Noninterest earning assets (f)               $   446,063                                       $   432,717
                                             -----------                                       -----------
TOTAL ASSETS                                 $ 6,529,449                                       $ 6,328,090
                                             -----------                                       -----------
                                             -----------                                       -----------


LIABILITIES AND SHAREHOLDERS' EQUITY:
-------------------------------------
Interest bearing liabilities:
   Savings accounts                          $    873,375   $    3,148     1.43%               $ 1,019,513    $    3,619      1.41%
   Now accounts                              $    656,201   $    2,413     1.46%               $   674,708    $    1,820      1.07%
   Money market demand accounts              $    575,873   $    5,324     3.67%               $   614,451    $    3,696      2.39%
   Certificate accounts                      $  2,871,726   $   29,969     4.14%               $ 2,591,753    $   22,459      3.44%
   Borrowed funds (g)                        $    387,720   $    4,492     4.60%               $   410,888    $    4,679      4.52%
   Debentures                                $    205,156   $    4,058     7.74%               $   102,062    $    2,116      8.12%
                                             ------------   ----------                          -----------    ----------

Total Interest Bearing Liabilities           $  5,570,051   $   49,404     3.52%               $ 5,413,375    $   38,389      2.81%
Noninterest bearing liabilities              $    356,759                                      $   329,575
                                             ------------                                      -----------

Total liabilities                            $  5,926,810                                      $ 5,742,950

Shareholders' equity                         $    602,639                                      $   585,140
                                             ------------                                      -----------

TOTAL LIABILITIES AND EQUITY                 $  6,529,449                                      $ 6,328,090
                                             ------------                                      -----------
                                             ------------                                      -----------

Net interest income/ Interest rate spread                   $   46,208     2.74%                              $   47,354      3.01%

Net interest earning assets/ Net
    interest margin                          $    513,335                  3.04%               $   481,998                    3.24%

Ratio of interest earning assets to
   interest bearing liabilities                     1.09X                                            1.09X
----------------------------------------------------------------------------------------------------------------------------------

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include Fannie Mae and FHLMC stock.
(f) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(g) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

                              Average Balance Sheet
                             (Dollars in Thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

                                                                         Nine Months Ended September 30,
                                                                 2006                                            2005
---------------------------------------------------------------------------------------------------------------------------------
                                                  Average      Interest     Avg.                 Average       Interest     Avg.
                                                 Balance                  Yield/                 Balance                   Yield/
                                                                           Cost                                             Cost
----------------------------------------------------------------------------------------------------------------------------------
ASSETS:
-------
Interest earning assets:
   Loans receivable (a) (b) (d)              $  4,385,655   $  213,989     6.55%               $ 4,360,647    $  202,944      6.21%
   Mortgage-backed securities (c)            $    662,502   $   23,503     4.73%               $   656,653    $   18,569      3.77%
   Investment securities (c) (d) (e)         $    856,320   $   36,682     5.71%               $   742,898    $   29,248      5.25%
   FHLB stock                                $     34,295   $    1,238     4.81%               $    33,213    $      781      3.14%
   Other interest earning deposits           $    142,709   $    5,158     4.77%               $   104,838    $    2,372      2.98%

Total interest earning assets                $  6,081,481   $  280,570     6.18%               $ 5,898,249    $  253,914      5.74%

Noninterest earning assets (f)               $    438,438                                      $   440,132
                                             ------------                                      -----------

TOTAL ASSETS                                 $  6,519,919                                      $ 6,338,381
                                             ------------                                      -----------
                                             ------------                                      -----------

LIABILITIES AND SHAREHOLDERS' EQUITY:
-------------------------------------
Interest bearing liabilities:
   Savings accounts                          $    904,308   $    9,642     1.43%               $ 1,055,337    $   10,796      1.37%
   Now accounts                              $    663,555   $    6,726     1.36%               $   673,978    $    4,826      0.96%
   Money market demand accounts              $    570,154   $   14,032     3.29%               $   658,077    $   10,232      2.08%
   Certificate accounts                      $  2,826,463   $   83,421     3.95%               $ 2,532,363    $   62,493      3.30%
   Borrowed funds (g)                        $    406,927   $   13,980     4.59%               $   425,522    $   14,476      4.55%
   Debentures                                $    205,156   $   11,677     7.51%               $   102,062    $    6,231      8.05%

Total interest bearing liabilities           $  5,576,563   $  139,478     3.34%               $ 5,447,339    $  109,054      2.68%

Noninterest bearing liabilities              $    348,440                                      $    316,283
                                             ------------                                      ------------

Total liabilities                            $  5,925,003                                      $  5,763,622

Shareholders' equity                         $    594,916                                      $    574,759
                                             ------------                                      ------------

TOTAL LIABILITIES AND EQUITY                 $  6,519,919                                      $  6,338,381
                                             ------------                                      ------------
                                             ------------                                      ------------

Net interest income/ Interest rate spread                   $  141,092     2.84%                              $  144,860      3.06%

Net interest earning assets/ Net
    interest margin                          $    504,918                  3.12%               $    450,910                   3.27%

Ratio of interest earning assets to
 interest bearing liabilities                       1.09X                                             1.08X
-----------------------------------------------------------------------------------------------------------------------------------

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include Fannie Mae and FHLMC stock.
(f) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(g) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.